EXHIBIT 1.A(13)(x)
                                  ENDORSEMENTS

                      (Only we can endorse this contract.)

                             AUTOMATIC PREMIUM LOAN

This endorsement is attached to and made a part of this contract on the contract date:

If this provision is in effect at the end of a grace period any premium not paid will be paid by charging it as a loan on the contract. But this will be done only if the contract fund, minus any contract debt is enough to do so

                                               Pruco Life Insurance Company

                                               By  /s/  ISABELLE L. KIRCHNER
                                                  ------------------------------
                                                        Secretary
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PLI 114-84
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                                     II-197